UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LEGACY HOUSING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	20-2897516
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer
Identification No.)

1600 Airport Freeway, #100, Bedford, Texas	76022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:  333-228288

Securities to be registered pursuant to Section 12(g) of the Act:

None

Title of Class

Item 1.         Description of Registrant’s Securities to Be Registered.

The information required by this Item is included under the captions “Description of Capital Stock” (pages 87 - 90), “Dividend Policy” (page 35) and “Shares Eligible for Future Sale” (pages 91 - 92) of the Prospectus included as part of the Registrant’s Registration Statement on Form S-1, as amended, Registration No. 333-228288 (“Form S-1”), which information is incorporated herein by this reference.

Item 2.         Exhibits.

The following documents are included as exhibits to Form S-1, as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate (Exhibit 4.1 to Form S-1).

2.	(a)	Amended and Restated Certificate of Incorporation (Exhibit 3.1 to Form S-1).

	(b)	Amended and Restated Bylaws (Exhibit 3.2 to Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEGACY HOUSING CORPORATION

Dated: December 11, 2018	By:	/s/ Curtis D. Hodgson
Curtis D. Hodgson
Co-Chief Executive Officer

EXHIBIT INDEX

The following documents are included as exhibits to the Registrant’s Registration Statement on Form S-1, as amended, Registration No. 333-228288 (“Form S-1”), as indicated, and are incorporated herein by this reference:

1.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Form S-1).

2.	(a)	Amended and Restated Certificate of Incorporation (Exhibit 3.1 to Form S-1).

	(b)	Amended and Restated Bylaws (Exhibit 3.2 to Form S-1).